UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): November 1, 2010

ASIARIM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	-------------	83-0500896
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1601, 16/F Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	+852 9500 7299
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors, appointment of Principal Officers

On November 1, 2010, the Board accepted Mr. Sheung Fung LAU's resignation from his position as member of the Board of Directors of Asiarim Corporation (the "Company"). Mr. Lau has not indicated that his departure was due to differences or disagreements with the Company's executive management or Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2010	ASIARIM CORPORATION

By: /s/ Ben van Wijhe
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Name: Ben van Wijhe
Title: President and CEO